Exhibit 10.1

AMENDMENT TO THE

PATINA OIL & GAS CORPORATION

AMENDED AND RESTATED

CHANGE IN CONTROL PLAN

This Amendment to the Amended and Restated Change in Control Plan (the “Plan”), as amended and restated through September 14, 2004, is adopted effective as of December 15, 2004 (the “Effective Date”) by Patina Oil & Gas Corporation, a Delaware corporation (the “Company”).

WHEREAS, simultaneously with the adoption of this Amendment, the Company is entering into the Agreement and Plan of Merger dated as of December 15, 2004 among Noble Energy, Inc., Noble Energy Production, Inc. and the Company (the “Merger Agreement”), which provides for the merger of the Company with and into Noble Energy Production, Inc. (the “Merger”), as further described therein; and

WHEREAS, in the event the Merger is consummated, the Company desires to clarify the application of the Plan to certain participants therein;

NOW THEREFORE, the Company hereby adopts this Amendment to the Plan.

1. Effectiveness.

(a) This Amendment shall be effective as of the Effective Date, provided, however, that in the event the Merger is not consummated and the Merger Agreement is terminated in accordance with its terms, this Amendment shall be null and void abinitio and of no further force or effect.

(b) Subject to Section 1(a) and except as provided in Section 2, the terms and conditions of the Plan as in effect immediately prior to the Effective Date shall continue to be in effect on and after the Effective Date.

2. Amendment. The definition of the term “Executive Payment” set forth in Section 1 of the Plan shall be deleted in its entirety and the following substituted therefor:

“ ‘Executive Payment’ means with respect to any Executive, (i) an amount equal to 200% of such Executive’s Base Compensation for 2004 plus (ii) such Executive’s Additional Compensation plus (iii) an amount equal to 150% of the amount of the Bonus actually paid to such Executive in 2004 in respect of the Company’s 2003 fiscal year (provided, however, that for any Executive who began employment with the Company during 2004, (x) the amount in clause (i) above shall include an amount equal to the Company’s annualized Board approved 2004 401(k) contribution, (y) the amount in clause (iii) above shall be 150% of the target annual Bonus set forth in such Executive’s offer letter and (z) Section 3(d) of the Plan shall not apply to reduce any Executive Payment payable to any Executive of the Company).”

3. Governing Law. This Amendment shall be governed by and subject to the laws of the State of Delaware.

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